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                                                                     Exhibit 12


                             COOPER INDUSTRIES, LTD.
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                          (Dollar Amounts in Thousands)
                                   (Unaudited)

                                                             Nine Months Ended
                                                               September 30,
                                                    -----------------------------------
                                                          2003               2002
                                                    ----------------   ----------------
Interest Expense                                      $    57,900        $    53,900

Capitalized Interest                                            -                  -

Estimated Interest Portion of
    Rent Expense                                            9,164             10,476
                                                    ----------------    ----------------

Fixed Charges                                         $    67,064        $    64,376
                                                    ================   ================
Income From Continuing
    Operations Before Income Taxes                    $   253,100        $   243,800

Add:     Fixed Charges                                     67,064             64,373

Less:    Equity in (Earnings) / Losses
         of Less Than 50% Owned
         Companies                                         (1,579)            (2,577)
                                                    ----------------   ----------------
Earnings Before Fixed Charges                         $   318,585        $   305,599
                                                    ================   ================
Ratio of Earnings to Fixed Charges                         4.8x               4.7x



                                                                   Year Ended December 31,
                                        ------------------------------------------------------------------------------------------
                                             2002               2001              2000               1999              1998
                                        ----------------   ----------------  ----------------   ----------------  ----------------
Interest Expense                           $    74,500        $    84,700       $   100,300        $    55,200       $   101,900

Capitalized Interest                                 -              1,462             3,946                  -                 -

Estimated Interest Portion of
    Rent Expense                                14,679             13,369            15,614             13,948            12,352
                                        ----------------   ----------------  ----------------   ----------------  ----------------

Fixed Charges                              $    89,179        $    99,531       $   119,860        $    69,148       $   114,252
                                        ================   ================  ================   ================  ================
Income From Continuing
    Operations Before Income Taxes         $   280,200        $   316,400       $   549,900        $   518,600       $   523,600

Add:     Fixed Charges                          89,179             98,069           115,914             69,148           114,252

Less:    Equity in (Earnings) / Losses
         of Less Than 50% Owned
         Companies                              (2,969)            (2,922)           (3,367)            (1,069)              595
                                        ----------------   ----------------  ----------------   ----------------  ----------------
Earnings Before Fixed Charges              $   366,410        $   411,547       $   662,447        $   586,679       $   638,447
                                        ================   ================  ================   ================  ================
Ratio of Earnings to Fixed Charges              4.1x               4.1x               5.5x               8.5x              5.6x